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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): October 7, 1997 (September
                                   30, 1997)



                          GAYLORD ENTERTAINMENT COMPANY
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             (Exact name of registrant as specified in its charter)


                      Delaware                                       1-13079                       73-0664379
----------------------------------------------------        ------------------------          ---------------------
   (State or other jurisdiction of incorporation)           (Commission File Number)            (I.R.S. Employer
                                                                                               Identification No.)

                       One Gaylord Drive
                          Nashville, TN                                                          37214
------------------------------------------------------------------                  -------------------------------
             (Address of principal executive offices)                                         (Zip Code)



       Registrant's telephone number, including area code: (615) 316-6000
                                                           ---------------

                        New Gaylord Entertainment Company
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On October 1, 1997, the Registrant issued a press release announcing that the distribution of its Common Stock and a related merger of the Registrant's parent with a subsidiary of Westinghouse Electric Corporation had been completed. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein in its entirety.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

         3 Restated Certificate of Incorporation of the Registrant, as amended by Certificate of Ownership and Merger, effective as of October 1, 1997.

         10.1 Agreement and Plan of Distribution, dated as of September 30, 1997, between Gaylord Entertainment Company, a Delaware corporation now known as CBS Cable Networks, Inc. ("Old Gaylord"), and the Registrant.

         10.2 Post-Closing Covenants Agreement, dated as of September 30, 1997, by and among Westinghouse Electric Corporation ("Westinghouse"), Old Gaylord, the Registrant, and certain subsidiaries of the Registrant.

         10.3 Tax Disaffiliation Agreement, dated as of September 30, 1997, by and among Old Gaylord, the Registrant, and Westinghouse.

         99       Press Release issued by the Registrant on October 1, 1997.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 7, 1997

                                    GAYLORD ENTERTAINMENT COMPANY


                                    By:  /s/   Terry E. London
                                        ----------------------------------
                                        Terry E. London
                                        President and Chief Executive Officer